Exhibit 3.157

CERTIFICATE OF FORMATION

OF

HSS HOLDCO, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is HSS Holdco, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 26, 2000.

By:	/s/ Dora Blackwood
Dora Blackwood
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

HSS Holdco, LLC

1. The name of the limited liability company is HSS Holdco, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of HSS Holdco, LLC this 10th day of December, 2001.

HSS Holdco, LLC

/s/ Mary R. Adams, Assistant Secretary
Mary R. Adams, Assistant Secretary